UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2005

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Washington Street, Braintree, Massachusetts		02184-7535
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 849-1800 ext. 4454

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition.

On March 15, 2005, Clean Harbors, Inc. (“the Company”) issued a press release announcing the Company’s results of operations for the fourth quarter and year ended December 31, 2004. A copy of that press release is furnished with this report as Exhibit 99.1.

Item 4.02                         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interior Review.

As part of its Annual Report on Form 10-K for the year ended December 31, 2004, Clean Harbors will restate its previously issued financial statements for the years ended December 31, 2003 and 2002, and financial information for the years ended December 31, 2001, 2000, and 1999, in order to correct errors relating to the methodology it had established for estimating self-insured workers’ compensation and motor vehicle liability claims.  Accordingly, the previously issued financial statements for the specified periods, and the quarterly information within those years should no longer be relied upon.

In preparing the Company’s financial statements for 2004, management reassessed its methodology for calculating self-insurance reserves for workers’ compensation and motor vehicle liability claims and determined that the previous methodology was not appropriate. The Company has changed its methodology to an actuarial based method versus the specific reserve method previously used. This change impacted the Company’s 2004 income statement by ($157,000).  The estimated adjustments resulting from the restatement will increase the Company’s previously reported losses for 2003 and 2002 by ($255,000) and ($256,000), respectively.  This change also will reduce previously reported income for years prior to 2002, which will be recorded as a reduction to retained earnings as of year-end 2001 by ($1,106,000).  The foregoing numbers are unaudited and may change materially upon completion of the audit of the Company’s financial statements for 2004.

Management discussed the proposed restatement of the specified financial statements and information with the Company’s Audit Committee and the Company’s independent auditors. Both the Audit Committee and the independent auditors concur with management’s decision relating to the restatement.

Item 9.01        Financial Statements and Exhibits

(c) Exhibits

99.1         Press Release date March 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

March 15, 2005	/s/ Mark S. Burgess
Executive Vice President and
Chief Financial Officer